UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
November 24, 2014
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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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COMMISSION FILE NUMBER         0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)
600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(401) 828-4000
 (REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 24, 2014, Astro-Med, Inc. (the “Company”) entered into an Equity Incentive Award Agreement (the “Equity Agreement”) and a Change in Control Agreement (the “CIC Agreement”) with Gregory A. Woods, the Company’s Chief Executive Officer.
The Equity Agreement provides that, no later than May 31st in each of 2015, 2016 and 2017, the Company will grant Mr. Woods the following equity awards:
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an option for 50,000 shares (subject to adjustment in the event of any stock splits, stock dividends or similar changes in capital structure),  each with an exercise price equal to the fair market value of the Company’s common stock as of the grant date of such option; and

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a restricted stock award with a value equal to the amount (if any) by which the exercise price of such year’s option exceeds $13.80, multiplied by the number of shares covered by the option granted in such year (initially 50,000, subject to adjustment in the event of any stock splits, stock dividends or similar changes in capital structure).

Each option and restricted stock award will vest in four equal annual installments commencing on the first anniversary of the grant date for each such award and all options and restricted stock will vest upon a change of control of the Company.  The Equity Agreement provides that, in the event there is a change in control of the Company prior to June 1, 2018, the Company will pay Mr. Woods an amount equal to (i) the positive difference (if any) between the fair market value of the Company’s common stock as of the date of the change of control and $13.80 (ii) multiplied by the number of options which the Company remains obligated to grant under the Equity Agreement.

The CIC Agreement provides for the payment of severance benefits upon a change in control of the Company, if Mr. Woods is terminated within a two-year period following such change in control. Severance payments made to Mr. Woods when terminated without cause include (i) payment of one and one-half times the sum of (A) his annual salary and (B) the greater of the amount of his target bonus for the fiscal year in progress or the highest annual bonus paid to him in the prior three years (collectively, “base compensation”), (ii) immediate vesting of all unvested stock options and restricted stock awards, (iii) continued health coverage for 18 months or until he receives benefits from another employer, and (v) outplacement services not in excess of 17% of his base compensation. If any payment or benefit under the CIC Agreement or under any other plan or agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and if Mr. Woods would be in a better after-tax position by reducing the such payments or benefits, the amounts payable under the CIC Agreement will be reduced to the extent necessary to avoid the excise tax payable under Section 280G.

On November 24, 2014, the Compensation Committee of the Company’s Board of Directors approved an employment contract with Michael Morawetz, Vice President – International Branches and General Manager of its German subsidiary.  The employment agreement continues Mr. Morawetz’s compensation at its current levels, which includes his base salary at €157,590, his bonus opportunity under the Company’s Management Bonus Plan – Vice President International Branches and other fringe benefits. The contract can be terminated as of the end of any quarter on six months’ prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

DATE: November 28, 2014	ASTRO-MED, INC.
By: /s/ Gregory A. Woods
Gregory A. Woods, President,
and Chief Executive Officer